UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, Andrew Einhorn resigned as the Chief Financial Officer of RVL Pharmaceuticals plc (the “Company”), effective April 18, 2022. Mr. Einhorn currently serves as the Company’s principal financial officer and principal accounting officer. Mr. Einhorn’s decision did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Upon the effectiveness of Mr. Einhorn’s resignation, Brian Markison, Chief Executive Officer of the Company, will serve as the principal financial officer of the Company and Michael J. DePetris, who the Company engaged in January 2022 as a senior financial advisor and who, among other duties, assisted in preparing the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 30, 2022 (the “Annual Report”), will serve as the principal accounting officer of the Company.

Biographical information for Mr. Markison is available in the Annual Report under the heading “Information about our Executive Officers,” such information being incorporated herein by reference. Mr. DePetris, age 45, has served as a consultant to the Company since January 2022. Prior to beginning his consultancy with the Company, Mr. DePetris provided consultancy services most recently serving as Interim Controller for Univar Solutions Inc. (NYSE: UNVR), a global commodity and specialty chemical and ingredient distributor, from May 2021 to December 2021. From January 2021 to May 2021, Mr. DePetris served as a consultant for Vertex, Inc. (NASDAQ: VERX), a global provider of enterprise tax technology solutions. From 2007 to 2019, Mr. DePetris served in various roles of increasing responsibility at Avantor, Inc. (NYSE: AVTR) (formerly known as VWR International, LLC prior to its 2017 acquisition), a global provider of products and services to customers in the biopharma, healthcare, education and government, and advanced technologies and applied materials industries, including as Vice President, Internal Audit from February 2016 to July 2018, Senior Vice President, Corporate Controller and Chief Accounting Officer from July 2018 to May 2019 and Senior Vice President and Chief Audit Executive from May 2019 to October 2019. Mr. DePetris is a Certified Public Accountant and holds a B.S. in Accounting from Saint Joseph’s University.

There is no family relationship between either Mr. Markison or Mr. DePetris and any director or executive officer of the Company. Mr. DePetris does not have a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K. The following related person transaction exists between Mr. Markison and the Company: Mr. Markison’s son, Ben Markison, serves as Director, Supply Chain at RVL Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, and was paid approximately $150,000 for the year ended December 31, 2021.

The Company and RVL Holdings US LLC, a subsidiary of the Company, will enter into indemnification agreements with Mr. DePetris. The terms of Mr. DePetris's indemnification agreements with the Company and RVL Holdings US LLC are described in the Company's Registration Statement on Form S-1 (File No. 333-227357) (the "Registration Statement") and forms of such agreements were filed as Exhibit 10.24 and Exhibit 10.25, respectively, to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: April 11, 2022	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer